UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

XWELL, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14A-6(i)(1) and -11

254 West 31st Street, 11th Floor, New York, NY 10001

July 14, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 annual meeting of stockholders of XWELL, Inc. to be held at 11:00 a.m. EDT on Tuesday, August 22, 2023.

The 2023 annual meeting will be a virtual meeting via live webcast on the internet. You will be able to attend the Stockholder Meeting by first registering at www.viewproxy.com/XWELL/2023. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about XWELL, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, we will ask stockholders to consider the following proposals:

1.	To elect Scott R. Milford, Bruce T. Bernstein, Robert Weinstein, Donald E. Stout and Michael Lebowitz to our Board of Directors;

2.	To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To approve a proposed amendment to the XWELL, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1-for-8 and 1-for-20;

4.	To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in the accompanying proxy statement; and

5.	To approve an adjournment of our annual meeting of stockholders to solicit additional proxies if there are not sufficient votes in favor of proposals 2 through 4.

The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of XWELL, Inc.

Sincerely,

Scott R. Milford
Chief Executive Officer

254 West 31st Street, 11th Floor, New York, NY 10001

July 14, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TIME:	11:00 a.m., EDT

DATE:	August 22, 2023

ACCESS:	The 2023 annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Stockholder Meeting by first registering at www.viewproxy.com/XWELL/2023. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

PURPOSES:

1.	To elect Scott R. Milford, Bruce T. Bernstein, Robert Weinstein, Donald E. Stout and Michael Lebowitz to our Board of Directors;

2.	To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To approve a proposed amendment to the XWELL, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1-for-8 and 1-for-20;

4.	To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in the proxy statement; and

5.	To approve an adjournment of our annual meeting of stockholders to solicit additional proxies if there are not sufficient votes in favor of proposals 2 through 4.

You may vote if you were the record owner of XWELL, Inc. common stock at the close of business on July 6, 2023. A list of stockholders of record will be available for 10 days prior to the annual meeting at our headquarters, 254 West 31st Street, 11th Floor, New York, New York 10001. If you would like to view the stockholder list, please contact Omar Haynes, our Vice President of Treasury & Finance, at (917) 261-3836 to schedule an appointment or for alternative arrangements to the extent office access is impracticable. In addition, a list of stockholders of record will be available during the annual meeting for inspection by stockholders of record for any legally valid purpose related to the meeting.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Sincerely,

Scott R. Milford
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 22, 2023

This proxy statement, the Notice of Annual Meeting of Stockholders, and our 2022 Annual Report to stockholders are available for viewing, printing and downloading at www.viewproxy.com/XWELL/2023.

Additionally, you can find a copy of our Annual Report on Form 10-K, as amended, which includes our financial statements for the fiscal year ended December 31, 2022, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.xwell.com. You may also obtain a printed copy of our Annual Report on Form 10-K, as amended, including our financial statements, free of charge, from us by sending a written request to: XWELL, Inc., 254 West 31st Street, 11th Floor, New York, New York 10001, Attention: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

TABLE OF CONTENTS

PAGE
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
MANAGEMENT AND CORPORATE GOVERNANCE	16
REPORT OF AUDIT COMMITTEE	29
DELINQUENT SECTION 16(a) REPORTS	30
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	30
PROPOSAL 1: ELECTION OF DIRECTORS	31
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32
PROPOSAL 3: REVERSE STOCK SPLIT	33
PROPOSAL 4: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.	41
PROPOSAL 5: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 2 THROUGH 4	42
CODE OF CONDUCT AND ETHICS	43
OTHER MATTERS	43
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	43
APPENDIX
APPENDIX A – FORM OF CERTIFICATE OF AMENDMENT TO EFFECT REVERSE STOCK SPLIT	A-1

XWELL, INC.

254 West 31st Street, 11th Floor

New York, New York
10001

PROXY STATEMENT FOR THE XWELL, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 22, 2023

This proxy statement, along with the accompanying notice of annual meeting of stockholders, contains information about the annual meeting of stockholders of XWELL, Inc. including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m. EDT, on Tuesday, August 22, 2023. The 2023 annual meeting will be a virtual meeting via live webcast on the internet. You will be able to attend the Stockholder Meeting by first registering at www.viewproxy.com/XWELL/2023. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting. You will not be able to attend the 2023 annual meeting in person.

In this proxy statement, we refer to XWELL, Inc. as “XWELL,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 22, 2023

This proxy statement is available for viewing, printing and downloading at www.viewproxy.com/XWELL/2023.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of XWELL, Inc. is soliciting your proxy to vote at the annual meeting of stockholders to be held virtually on August 22, 2023, at 11:00 a.m. EDT and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders and a copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022 because you owned shares of our common stock, par value $0.01 per share, on the record date. On or about July 24, 2023, we made these materials available to all stockholders entitled to vote at the annual meeting.

Why Are You Holding a Virtual Annual Meeting?

This annual meeting will be held in a virtual meeting format only. We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and our company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world.

Why is the Company seeking approval for the reverse stock split?

The continued listing standards of The Nasdaq Stock Market (“Nasdaq”) provide, among other things, that a company may be delisted if the bid price of its stock falls below $1.00 for a period of 30 consecutive business days.

On October 28, 2022, we received a written notification from the Listing Qualifications Department of Nasdaq notifying us that the closing bid price for our common stock had been below $1.00 for 30 consecutive business days and that we therefore were not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). We were provided 180 calendar days, or until April 26, 2023, to regain compliance with the Bid Price Requirement.

On April 27, 2023, we received an extension of 180 calendar days from Nasdaq to regain compliance with the Bid Price Requirement, following the expiration of the initial 180 calendar days period to regain compliance. According to the notification from Nasdaq, the determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock-split, if necessary.

As a result of the extension, we now have until October 23, 2023 to regain compliance with the Bid Price Requirement. If at any time before October 23, 2023, the bid price of our common shares closes at or above $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide us with written notification that we have achieved compliance with the Bid Price Requirement. If we choose to implement a reverse stock split to regain compliance, it must be completed no later than ten business days prior to the expiration of the additional 180 calendar day period in order to timely regain compliance.

If we do not regain compliance with the Bid Price Requirement by October 23, 2023, Nasdaq will provide written notification to us that its shares will be subject to delisting. At such time, we may appeal the delisting determination to a Nasdaq Hearings Panel. We would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal a subsequent delisting determination, such appeal would be successful.

Our Board of Directors has approved the reverse stock split as a means of increasing the share price of our common stock. Our Board of Directors believes that maintaining our listing on The Nasdaq Capital Market may provide a broader market for our common stock and facilitate the use of our common stock in financing and other transactions. We expect the reverse stock split to facilitate the continuation of such listing. We cannot assure you, however, that the reverse stock split will result in an increase in the per share price of our common stock, or if it does, how long the increase would be sustained, if at all. Although the reverse stock split is designed to raise the stock price, there is no guarantee that the share price will rise proportionately to the reverse stock split, so the end result could be a loss of value.

The reverse stock split may negatively impact the market for our common stock. Further, implementing a reverse stock split would increase the Company’s authorized but unissued shares of our common stock, which could negatively impact a potential investor if they purchased shares of our common stock. However, without implementing the reverse stock split, Nasdaq may delist the Company’s common stock, which could seriously harm the liquidity of the common stock and the Company’s ability to raise capital. For more information, see “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” in Proposal 3 for more information.

For more information generally, see “Proposal 3: Reverse Stock Split” contained elsewhere in this proxy statement.

What Happens if There Are Technical Difficulties during the Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in 15 minutes prior to the start of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on July 6, 2023 are entitled to vote at the annual meeting. On this record date, there were 83,418,535 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote. There is no cumulative voting in the election of directors.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or you have stock certificates registered in your name, you are a “registered stockholder”, and you may vote:

●	Over the Internet. Go to www.FCRvote.com/XWEL and have your Notice or proxy card available.

●	By telephone: Call 1-(866) 402-3906 and follow the instructions. Have your Notice or proxy card available.

●	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card in the envelope provided. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

●	During the meeting. If you attend the virtual annual meeting, you may vote during the annual meeting by first registering at www.viewproxy.com/XWELL/2023, and entering the control number included on the Notice or proxy card you receive.

If you are a registered holder, your virtual control number will be on your Notice of Internet Availability of Proxy Materials or proxy card. Internet and telephone voting facilities for registered stockholders will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on August 21, 2023.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2023 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/XWELL/2023.On the day of the annual meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting also will be offered to stockholders owning shares through certain banks and brokers.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

●	“FOR” the election of each of the nominees for director;

●	“FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

●	“FOR” the approval of the amendment to the XWELL, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1-for-8 and 1-for-20;

●	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

●	“FOR” adjournment of our annual meeting of stockholders to solicit additional proxies if there are not sufficient votes in favor of proposals 2 through 4.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by a proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by the Internet or telephone as instructed above;

●	by notifying the Corporate Secretary of XWELL, Inc. in writing before the annual meeting that you have revoked your proxy; or

●	by attending the annual meeting virtually and voting at the meeting. Attending the annual meeting virtually will not in and of itself revoke a previously submitted proxy.

Your most current vote, whether by the Internet, telephone or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares does not have the authority to vote your unvoted shares on Proposals 1 and 4.

Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The five nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter either virtually or by proxy at the annual meeting is required to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions will be treated as votes AGAINST this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Marcum LLP as our independent registered public accounting firm for 2023, the Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Reverse Stock Split	As of July 14, 2023, the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the Record Date is required to approve the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock. On May 16, 2023 and June 30, 2023, respectively, the Senate and House of Representatives of the State of Delaware passed Senate Bill No. 114 (“SB 114”) proposing several amendments (the “Proposed 2023 DGCL Amendments”) to the Delaware General Corporation Law (“DGCL”), including an amendment to Section 242 of the DGCL that would reduce the stockholder vote threshold required for certain amendments to a corporation’s certificate of incorporation in connection with a proposed reverse stock split. If the Proposed 2023 DGCL Amendments are enacted into law, effective as of August 1, 2023, the stockholder vote threshold required to approve this proposal will be reduced such that, presuming a quorum is present, such matter will be approved if the votes cast for approval the reverse stock split exceed the votes cast against stock split proposal, in each case by holders present and entitled to vote on the matter either virtually or by proxy at the annual meeting. Under current law, abstentions will be treated as votes AGAINST this proposal, but under the Proposed 2023 DGCL Amendments, abstentions will have no effect on the results of the vote. We believe that the Reverse Stock Split Proposal would be considered a “routine” matter under NYSE rules and, as a result, if you hold shares of our common stock in street name, in the absence of timely directions, your broker will have discretion to vote your shares on this proposal. Under the current law, if a broker does not exercise this authority, such broker non-votes will have the same effect as a vote AGAINST such proposal. However, under the Proposed 2023 DGCL Amendments, if a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 4: Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter either in person or by proxy at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described this proxy statement. Abstentions will be treated as votes AGAINST this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 5: Approve an Adjournment of the Annual Meeting to Solicit Additional Proxies if there are not Sufficient Votes in Favor of Proposals 2 through 4	Approval of the adjournment of the annual meeting to solicit additional proxies if there are not sufficient votes in favor of Proposals 2 through 4 requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter either virtually or by proxy at the annual meeting. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Alliance Advisors, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or otherwise.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results, if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $80,000 in the aggregate.

What Constitutes a Quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of one-third (33.33%) of the shares of our common stock issued and outstanding and entitled to vote on the matters at the annual meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 11:00 a.m. EDT on Tuesday, August 22, 2023. The annual meeting will be held in a virtual meeting format only. You will be able to attend the Stockholder Meeting by first registering at www.viewproxy.com/XWELL/2023. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family.

This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact XWELL’s Corporate Secretary at XWELL, Inc., 254 West 31st Street, 11th Floor, New York, New York 10001.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, your own set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholders and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

●	If your shares are registered in your own name, please contact American Stock Transfer & Trust Company, LLC and inform them of your request by calling them at 718-921-8200.

●	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 11, 2023 for (a) each stockholder known by us to own beneficially more than 5% of our common stock, (b) each of our named executive officers, (c) each of our directors and director nominees, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of July 11, 2023, pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but do not deem those shares to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 83,418,535 shares of common stock outstanding as of July 11, 2023.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Beneficially Owned
Five percent or more beneficial owners:
The Vanguard Group(2)	4,862,523	5.5%
Directors and named executive officers:
Scott Milford(3)	636,024	*
Omar Haynes(4)	221,735	*
Suzanne Scrabis(5)	--	*
Ezra Ernst(6)	461,184	*
Bruce T. Bernstein(7)	1,329,480	1.6%
Donald E. Stout(8)	462,971	*
Robert Weinstein(9)	458,104	*
Michael Lebowitz(10)	549,437	*
Douglas Satzman(11)	772,783	*
All current directors and officers as a group (8 individuals)(12):	4,118,935	4.9%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of the individuals is c/o XWELL, Inc., 254 West 31st Street, 11th Floor, New York, NY 10001.

(2)	Based on Form SC 13G filed by The Vanguard Group with the SEC on February 9, 2023, which reported 4,862,523 shares of Common Stock ownership as of December 30, 2022. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355

(3)	The number of shares of common stock beneficially owned includes 41,155 shares of common stock and options to purchase 594,869 shares of common stock, which are exercisable within 60 days of July 11, 2023.

(4)	Mr. Haynes served as our Interim Chief Financial Officer from June 2022 through July 2023. He has now resumed his former role as Vice President of Treasury & Finance, effective July 10, 2023, a non-executive position. However, we have still included his share ownership as of July 11, 2023.

(5)	Ms. Scrabis became our Chief Financial Officer effective July 10, 2023.

(6)	The number of shares of common stock beneficially owned includes 77,851 shares of common stock and options to purchase 383,333 shares of common stock, which are exercisable within 60 days of July 11, 2023.

(7)	The number of shares of common stock beneficially owned includes 779,198 shares of common stock and options to purchase 550,282 shares of common stock, which are exercisable within 60 days of July 11, 2023.

(8)	The number of shares of common stock beneficially owned includes 159,485 shares of common stock and options to purchase 303,486 shares of common stock, which are exercisable within 60 days of July 11, 2023.

(9)	The number of shares of common stock beneficially owned includes 156,485 shares of common stock and options to purchase 301,619 shares of common stock, which are exercisable within 60 days of July 11, 2023.

(10)	The number of shares of common stock beneficially owned includes 259,485 shares of common stock and options to purchase 289,952 shares of common stock, which are exercisable within 60 days of July 11, 2023.

(11)	Mr. Satzman ceased his service as our Chief Executive Officer effective January 19, 2022. All of Mr. Satzman’s equity awards were immediately vested pursuant to his Separation Agreement, dated January 21, 2022.

(12)	See footnotes (3) through (10).

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors currently consists of five (5) members. Prior to each annual meeting of stockholders, the Board of Directors considers the recommendations of the Nominating and Corporate Governance Committee and votes to nominate individuals for election or re-election for a term of one year or until their successors are duly elected and qualify or until their earlier death, resignation, or removal. Election takes place at our annual meeting of stockholders.

Set forth below are the names of our directors and executive officers, their ages (as of the filing date of this proxy statement), their position(s) with the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of the directors or executive officers. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Bruce T. Bernstein*(1)	59	Chairman of the Board of Directors
Robert Weinstein*(2)	63	Director
Donald E. Stout*(3)	77	Director
Michael Lebowitz*(4)	51	Director
Scott R. Milford	59	Chief Executive Officer and Director
Suzanne A. Scrabis(5)	53	Chief Financial Officer
Omar A. Haynes(6)	41	Vice President of Treasury & Finance
Ezra T. Ernst	54	Executive Vice President of XWELL, Chief Executive Officer of XpresTest, Inc. and President and Chief Executive Officer of Hyperpointe

*	Independent director under the rules of The Nasdaq Stock Market

(1)	Current Chairperson of the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Affairs Committee, and member of the Audit Committee

(2)	Current Chairperson of the Audit Committee and member of the Strategic Affairs Committee

(3)	Current member of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee

(4)	Current member of the Strategic Affairs Committee

(5)	Ms. Scrabis become our Chief Financial Officer effective July 10, 2023.

(6)	Mr. Haynes served as our Interim Chief Financial Officer from June 2022 until July 2023. Mr. Haynes resumed his former role as Vice President of Treasury & Finance, effective July 10, 2023, a non-executive position.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of our Board of Directors are “independent directors” as defined by The Nasdaq Stock Market: Bruce T. Bernstein, Donald E. Stout, Robert Weinstein, and Michael Lebowitz.

Scott R. Milford joined the Company in July 2019 and has served as our Chief Executive Officer and as a member of our Board of Directors since January 19, 2022. Prior to January 2022, Mr. Milford served as our Chief Operating Officer since December 2020. Prior to that, he served as our first Chief People Officer since July 2019. Mr. Milford has over 30 years of experience at high profile and diverse organizations. Prior to joining the Company, he served as VP, People Operations at SoulCycle from January to July 2019, where he led the creation and deployment of that company’s talent acquisition strategy, the development of an annual performance cycle, and created and deployed the “people strategy” that supported the opening of the brand’s first European studio in London. This included the development of talent acquisition and talent management plans, compensation design and all policies and procedures governing studio operations. Prior to that, he served as Chief People Officer for Bayada, a $1 billion Home Health Care Company, during 2018, where he played a significant role in building the organizational infrastructure necessary to scale the business from 400 service offices to 1,000 offices. Previously, he was Senior Vice President — Human Resources for Le Pain Quotidien from 2016 to 2018, where he was responsible for driving operational excellence through strategic HR planning, building organizational and employee capabilities, facilitating change, and building effective working relationships with employees and guests on a global scale. His other relevant experiences include senior leadership positions at Town Sports International, Starbucks Coffee Company, Universal Music Group, Viacom, and Blockbuster Entertainment.

We believe Mr. Milford’s extensive experience in the retail industry and his knowledge of our business due to his status as an executive officer of the Company qualifies him to serve on our Board of Directors.

Bruce T. Bernstein joined our Board of Directors in February 2016 and has served as the Chairman of our Board of Directors since February 2018. Mr. Bernstein has over thirty years of experience in the securities industry, primarily as senior portfolio manager for two alternative finance funds as well as in trading and structuring of arbitrage strategies. Mr. Bernstein served as President of Rockmore Capital, LLC from 2006 until February 2017, the manager of a direct investment and lending fund with peak assets under management of $140 million. Previously, he served as Co-President of Omicron Capital, LP, an investment firm based in New York, which he joined in 2001. Omicron Capital focused on direct investing and lending to public small cap companies and had peak assets under management of $260 million. Prior to joining Omicron Capital, Mr. Bernstein was with Fortis Investments Inc., where he was Senior Vice President in the bank’s Global Securities Arbitrage business unit, specializing in equity structured products and equity arbitrage and then President in charge of the bank’s proprietary investment business in the United States. Prior to Fortis, Mr. Bernstein was Director in the Equity Derivatives Group at Nomura Securities International specializing in cross-border tax arbitrage, domestic equity arbitrage and structured equity swaps. Mr. Bernstein started his career at Kidder Peabody, where he rose to the level of Assistant Treasurer. Mr. Bernstein also serves as a member of the Board of Directors of Synaptogenix, Inc. (formerly Neurotrope Bioscience, Inc.), Mr. Bernstein is also a member of the board of Summit Digital Health, a laser-based blood glucose monitor distributor, based in New Jersey. Mr. Bernstein holds a B.B.A. from City University of New York (Baruch).

We believe Mr. Bernstein’s extensive experience in the securities industry qualifies him to serve as the chairman of our Board of Directors.

Robert Weinstein joined our Board of Directors in February 2020. Mr. Weinstein has extensive accounting and finance experience, spanning more than thirty-five years, as a public accountant, investment banker, healthcare private equity fund principal, chief financial officer and consultant. Since October 2013, Mr. Weinstein has been the Chief Financial Officer of Synaptogenix, Inc. (Nasdaq: SNPX, formerly Neurotrope Bioscience, Inc.), a publicly-traded biotechnology company. From September 2011 to the present, Mr. Weinstein has been an independent consultant for several healthcare companies in the pharmaceutical and biotechnology industries, including currently acting as a consultant for Petros Pharmaceuticals, Inc. and MyMD Pharmaceuticals, Inc. From March 2010 to August 2011, Mr. Weinstein was the Chief Financial Officer of Green Energy Management Services Holdings, Inc., a publicly-traded energy consulting company. From August 2007 to February 2010, Mr. Weinstein served as Chief Financial Officer of Xcorporeal, Inc., a publicly-traded, development-stage medical device company which was sold in March 2010 to Fresenius Medical USA, the largest provider of dialysis equipment and services worldwide. Mr. Weinstein serves as a member of the Board of Directors of Oblong, Inc. (Nasdaq: OBLG), which provides multi-stream collaboration technologies and managed services for video collaboration and network applications in the United States and internationally, and also serves as a member of the Board of Directors of Pharmacyte Biotech, Inc. (Nasdaq: PMCB), a biotechnology company, focused on developing and commercializing cellular therapies for cancer, diabetes, and malignant ascites. Mr. Weinstein received his MBA degree in finance and international business from the University of Chicago Graduate School of Business, is a Certified Public Accountant (inactive), and received his B.S. in accounting from the State University of New York at Albany.

We believe Mr. Weinstein’s extensive financial expertise and healthcare experience qualify him to serve on our Board of Directors and as a member and the chairperson of the audit committee of our Board of Directors.

Donald E. Stout has been our director since July 2012, and was a director of Innovate/Protect, Inc. from November 2011 through the consummation of the merger with us. In a career spanning over forty years, Mr. Stout has been involved in virtually all facets of intellectual property law. Mr. Stout has been a partner at a law firm Fitch, Even, Tabin & Flannery LLP since 2015 and he had been a senior partner at the law firm of Antonelli, Terry, Stout & Kraus, LLP from 1982 to 2015. As an attorney in private practice, Mr. Stout has focused on litigation, licensing and representation of clients before the United States Patent and Trademark Office (“USPTO”) in diverse technological areas. From 1971 to 1972, Mr. Stout worked as a law clerk for two members of the USPTO Board of Appeals and, from 1968 to 1972, Mr. Stout was an assistant examiner at the USPTO, where he focused on patent applications covering radio and television technologies. Mr. Stout has written and prosecuted hundreds of patent applications in diverse technologies, rendered opinions on patent infringement and validity, and has testified as an expert witness regarding obtaining and prosecuting patents. Mr. Stout is also the co-founder of NTP Inc., which licensed Research in Motion (RIM), the maker of the Blackberry handheld devices, for $612.5 million to settle a patent infringement action. Mr. Stout also previously served on the Board of Directors of Tessera Technologies, Inc. (TSRA). Mr. Stout is a member of the bars of the District of Columbia and Virginia, and is admitted to practice before the Supreme Court of the United States, the Court of Appeals for the Federal Circuit and the USPTO. Mr. Stout holds a Bachelor’s degree in Electrical Engineering, with distinction, from Pennsylvania State University, and a J.D., with honors, from The George Washington University.

We believe Mr. Stout’s historical knowledge of the Company and intellectual property experience qualifies him to serve on our Board of Directors

Michael Lebowitz joined our Board of Directors in April 2020. An expert in customer experience strategy and innovation, Mr. Lebowitz has a twenty-five year track record in defining creative strategy and vision for some of the world’s most recognizable brands. Mr. Lebowitz founded Big Spaceship, a globally-recognized creative consultancy, in 2000 and has served as Chief Executive Officer of Big Spaceship since its founding. Mr. Lebowitz received his Bachelor’s degree in Film from Vassar College.

We believe Mr. Lebowitz’s extensive experience in the area of creative brand strategy qualifies him to serve on our Board of Directors.

Executive Officers

Suzanne A. Scrabis was appointed as Chief Financial Officer of the Company, effective July 10, 2023. Ms. Scrabis moved into a Program Manager, Technology Platforms role for Rockwell Automation in 2020 after serving as Chief Financial Officer for MAVERICK Technologies Holdings, LLC, a privately held independent systems integrator based in Columbia, Illinois from 2006 to December, 2019. As CFO, she helped lead the acquisition of Maverick Technologies by Rockwell Automation based in Milwaukee, Wisconsin. Before that, she served as the Director of Operations at MAVERICK from 2003 to 2006. Ms. Scrabis also served from 2001 to 2003 as the Director of Logics for Aurora Foods, a packaged foods manufacturing company that was subsequently acquired by Pinnacle Foods in 2004. Prior to that she served at Ernst & Young as a senior asset manager for the Pacific and New York Metro regions from 1996-2001. Ms. Scrabis holds a Bachelor of Science in Operations Management and Marketing from California State University Long Beach.

Ezra T. Ernst has served as Executive Vice President of the Company and Chief Executive Officer of our subsidiary XpresTest, Inc. since our January 2022 acquisition of gcg Connect LLC d/b/a Hyperpointe. He also has served as President and Chief Executive Officer of Hyperpointe since March, 2020. Prior to Hyperpointe, he previously served as Chief Executive Officer of Physicians Weekly, LLC, a provider of medical news and education for healthcare professionals, from August 2015 to March 2020, Chief Commercial Officer of Treato, a health-related data analytics company, from September 2013 to August 2015 and General Manager at WebMD, an online publisher of health and medical news and information, from December 2008 to January 2013.

Omar A. Haynes was appointed as Interim Chief Financial Officer of the Company effective on June 13, 2022 serving as our principal financial officer and principal accounting officer for SEC reporting purposes through July 10 2023. Effective as of that date, Mr. Haynes resumed his role as Vice President of Treasury & Finance of the Company, which he has held with the Company since June 2021. He joined the Company as Associate Director of Finance in March 2017, then served as Director of Finance, Analytics & Treasury from January 2019 to June 2020 and Treasurer & Senior Director of Finance from June 2020 to May 2021. Before joining the Company, he worked in corporate structuring and interim management consulting, focusing on performance improvement and cash management.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2022, there were five meetings of our Board of Directors as well as nine unanimous written consents. The various committees of the Board of Directors met a total of 11 times. All directors attended more than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the board on which he served. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged, but not required, to attend each annual meeting of our stockholders. All five of our directors attended our 2022 annual meeting of stockholders.

Audit Committee. Our Audit Committee met five times during fiscal 2022. This committee currently has three (3) members, Robert Weinstein (Chairman), Bruce T. Bernstein and Donald E. Stout. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews our annual and quarterly financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

The Board determined that all members of the Audit Committee qualify as independent under the listing standards promulgated by the SEC and The Nasdaq Stock Market (“Nasdaq”), as such standards apply specifically to members of audit committees. The Board of Directors has determined that both Messrs. Weinstein and Bernstein are “audit committee financial experts,” as defined by the SEC in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available through the “Investors Corporate Governance” section of our website at www.xwell.com/corporate-governance.

Compensation Committee Our Compensation Committee met three times during fiscal 2022. This committee currently has two (2) members, Bruce T. Bernstein (Chairman) and Donald E. Stout. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2012 Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”) and our 2020 Equity Incentive Plan (the “2020 Plan”). The Compensation Committee is responsible for (1) the determination of the compensation of our Chief Executive Officer, and conducts its decision-making process with respect to that issue without the Chief Executive Officer present, (2) the determination of the compensation of the executive officers of the Company other than the Chief Executive Officer based upon the recommendation of the Chief Executive Officer and such other customary factors that the Committee deems necessary or appropriate, and (3) the establishment and review of general compensation policies with the objective of attracting and retaining superior talent, rewarding individual performance and achieving our financial goals. The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities.

During fiscal year 2022, the Compensation Committee did engage a third-party compensation consultant to review the Company’s compensation structure as well as benchmark it against the Company’s peer group.

The Board determined that both members of the Compensation Committee qualify as independent under the Nasdaq listing standards. A copy of the Compensation Committee’s written charter is publicly available through the “Investors — Corporate Governance” section of our website at www.xwell.com/corporate-governance.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met one time during fiscal 2022. This committee currently has two (2) members, Bruce T. Bernstein and Donald E. Stout. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and is authorized to:

●	identify and nominate members of the Board of Directors;

●	oversee the evaluation of the Board of Directors and management;

●	develop and recommend corporate governance guidelines to the Board of Directors;

●	evaluate the performance of the members of the Board of Directors; and

●	make recommendations to the Board of Directors as to the structure, composition and functioning of the Board of Directors and its committees.

Our Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Nominating and Corporate Governance Committee’s and Board of Directors’ priority in selecting Board members is identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members and professional and personal experiences and expertise relevant to our growth strategy.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

The Board determined that both members of the Nominating and Corporate Governance Committee qualify as independent under the Nasdaq listing standards. A copy of the Nominating and Governance Committee’s written charter is publicly available through the “Investors — Corporate Governance” section of our website at www.xwell.com/corporate-governance.

Additional Committee — the Strategic Affairs Committee. The Strategic Affairs Committee met two times during fiscal 2022. This committee was formed in September of 2021 to assist the Board in in reviewing, analyzing, considering and assessing, potential acquisitions, joint ventures, strategic investments, divestitures and other strategic transactions. The committee’s currently has three members: Bruce T. Bernstein (Chairman), Robert Weinstein and Michael Lebowitz. The Strategic Affairs Committee’s responsibilities include, among others:

●	assisting management with the identification of potential acquisition, joint venture, strategic investment, divestiture and other strategic transaction opportunities and review transaction candidates with management, when and as appropriate;

●	evaluating strategic transactions received by the Company or proposed by management; and

●	overseeing and coordinating the process of reviewing, analyzing and responding to proposals received by the Company or proposed by management with respect to such potential acquisition, joint venture, strategic investment, divestiture and other strategic transaction opportunities.

Board Leadership Structure and Role in Risk Oversight

Effective February 5, 2018, the Board appointed Bruce T. Bernstein as the non-executive Chairman of the Board of Directors.

The leadership structure of the Board currently consists of a Chairman of the Board who oversees the Board meetings. We separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. Our Board believes this division of responsibility is an effective approach for addressing the risks we face. All of our Board committees are comprised of only independent directors. All Board committees are chaired by independent directors who report to the full Board whenever necessary. We believe this leadership structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at meetings.

Our management is primarily responsible for managing the risks we face in the ordinary course of operating our business. The Board oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to our business. The Board also periodically discusses with management important compliance and quality issues. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in fulfilling its oversight of the quality and integrity of our financial statements and our compliance with legal and regulatory requirements relating to our financial statements and related disclosures. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Board Diversity Matrix

The Nasdaq diversity matrix is set forth below as required under the listing requirements of Nasdaq.

Board Diversity Matrix (As of June 29, 2022)

              Total Number of Directors – 5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Summary Compensation Table

The following table summarizes the total compensation awarded or paid by us during the fiscal years ended December 31, 2022 and 2021 to (i) our principal executive officer; and (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2022 (collectively, the “named executive officers”).

			Non-Equity
			Incentive Plan	Option	Stock	All Other
		Salary	Compensation	Awards	Awards	Compensation	Total
Name and principal position	Year	($)	($)	($)(1)	($)(1)	($)(5)	($)
Scott Milford(2)	2022	413,462	181,704	36,290	615,500	-	1,246,956
Chief Executive Officer	2021	350,000	-	768,479	-	-	1,118,479

Omar A Haynes(3)	2022	251,250	101,856	36,290	65,000	-	454,397
Interim Chief Financial Officer

Ezra T. Ernst(4)	2022	318,425	-	362,900	-	-	681,325
Executive Vice President of XWELL, Chief Executive Officer of XpresTest and President and Chief Executive Officer of Hyperpointe

Douglas Satzman(5)	2022	24,726	168,341	-	-	450,388	643,455
Former Chief Executive Officer	2021	472,115	-	1,042,934	326,000	-	1,841,049

(1)	Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718. For the assumptions made in the valuation of our equity awards see Notes 2 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K, as amended, for fiscal year 2022. The amount reported for Mr. Haynes is the grant date fair value of a restricted stock unit award for 100,000 shares of our Common Stock.

(2)	Mr. Milford has served our Chief Executive Officer since January 19, 2022. Prior to that, he served as our Chief Operating Officer since December 14, 2020. Compensation in 2022 includes equity awards of stock options and restricted stock. Compensation in 2021 includes equity awards of stock options.

(3)	Mr. Haynes served as our Interim Chief Financial Officer, from June 13, 2022 through July 10, 2023. Prior to that, he served as Vice President of Treasury & Finance of the Company, a non-executive role, since June 2021, in which capacity he continued while serving as the Company’s Interim Chief Financial Officer and which role he assumed again effective July 10, 2023. He served as Treasurer & Senior Director of Finance from June 2020 to May 2021. Mr. Haynes’ compensation in 2022 includes equity awards of stock options and restricted stock.

(4)	Mr. Ernst has served as our Executive Vice President and the Chief Executive Officer of XpresTest since January 9, 2022. Compensation in 2022 includes equity awards of stock options.

(5)	Mr. Satzman served as our Chief Executive Officer until January 19, 2022. Amounts reported under the “All Other Compensation” column in 2022 include a severance payment pursuant to our separation agreement with Mr. Satzman Compensation in 2021 includes equity awards of stock options and restricted stock. As noted under “- Potential Payments upon Termination or Change-In-Control” below, Mr. Satzman received incentive compensation of $158,341 attributable to calendar year 2021, as provided in his employment agreement.

Narrative Disclosure to Summary Compensation Table

Scott R. Milford

On July 8, 2019, we entered into an employment agreement with Mr. Milford, pursuant to which he agreed to serve as our Chief People Officer for an annual base salary of $280,000 and $300,000, for the first year ended July 31, 2020 and the second year ending on July 31, 2021, respectively. After July 31, 2021, Mr. Milford continued to be employed by the Company as an ‘at will’ employee, subject to annual review by the Compensation Committee. Mr. Milford was also entitled to a one-time 10% minimum guaranteed bonus for 2019 to be calculated off his Base Salary as of his July 8, 2019 commencement date as well as to participate in any annual bonus or other incentive compensation program that the Company may adopt from time to time for its executive officers. Mr. Milford was promoted to Chief Operating Officer in December 2020; no changes to his compensation were made at that time in connection with the promotion.

On March 28, 2022, we entered into an Executive Employment Agreement with Mr. Milford (the “Employment Agreement”) in connection with his service to the Company as its CEO. The terms of the Employment Agreement were effective as of January 19, 2022, the date of Mr. Milford’s assumption of the role of CEO. The Employment agreement has a term of two years (the “Employment Period”) from the Effective Date. Following the Employment Period, Mr. Milford will continue to be employed by the Company as an “at will” employee. Pursuant to the terms of the Employment Agreement, Mr. Milford will be entitled to receive an annual base salary of $425,000. The Employment agreement also provides that Mr. Milford will be eligible to participate in any annual bonus and other incentive compensation program that the Company may adopt from time to time for its executive officers. Under the Employment Agreement, Mr. Milford will be eligible to earn an annual bonus, the target amount of which will be up to one hundred percent (100%) of Base Salary, based upon the achievement of performance goals and metrics established by the Board at its sole discretion. Any bonus will be determined as soon as reasonably practicable after our annual financial statements are finalized and will be split 50/50 between cash and a grant of restricted stock units with respect to our common stock.

In the event the Employment Agreement is terminated for good reason by Mr. Milford, or by the Company without cause and Mr. Milford provides the Company with a release of claims, Mr. Milford shall be entitled to receive a cash severance payment in the amount of one hundred percent (100%) of his then current base salary and one year of COBRA continuation coverage. In addition, the Employment Agreement contains non-solicitation and non-competition provisions that apply during the term of Mr. Milford’s employment and for six months thereafter.

Omar A. Haynes

For his service as Interim Chief Financial Officer, Mr. Haynes received a base annual salary of $288,750. During his tenure as Interim Chief Financial Officer, Mr. Haynes was eligible to receive an annual cash bonus with a target of 50% of his base salary and was eligible to participate in any annual bonus or other incentive compensation program adopted by the Company from time to time for its executive officers.

Ezra Ernst

On January 9, 2022, the Company and Mr. Ernst entered into an Executive Employment Agreement, pursuant to which Mr. Ernst serves as the Chief Executive Officer and a director of XpresTest. The agreement has a term of three years from the date of closing of the Company’s acquisition of Hyperpointe. Mr. Ernst is entitled to receive an annual base salary of $375,000. He is also eligible to participate in any annual bonus and other incentive compensation program that the Company may adopt from time to time for its executive officers. Mr. Ernst is eligible to earn an annual bonus, the target amount of which is up to fifty percent (50%) of his base salary, based upon the achievement of performance goals and metrics established by the Board at its sole discretion. Any bonus will be determined as soon as reasonably practicable after the Company’s annual financial statements are finalized and will be split 50/50 between cash and a grant of restricted stock units with respect to the Company’s common stock.

In the event the employment agreement is terminated for good reason by Mr. Ernst, or by the Company without cause and Mr. Ernst provides the Company with a release of claims, Mr. Ernst shall be entitled to receive a cash severance payment in the amount of one hundred percent (100%) of his then current base salary and one year of COBRA continuation coverage. In addition, the agreement contains non-solicitation and non-competition provisions that apply during the term of Mr. Ernst’s employment and for six months thereafter.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table sets forth information regarding grants of stock options and unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2022, to each of our named executive officers.

	Option Awards				Stock Awards
					Number	Market
		Number			of shares	value
	Number	of securities			of units	of shares
	of securities	underlying			of stock	of units
	underlying	unexercised			that	of stock
	unexercised	options	Option		have not	that
	options	(#) un-	exercise	Option expiration	vested	have not
Name	(#) exercisable	exercisable	price ($)	date	(#)	vested ($)
Scott Milford (1)					-	-
2020 Non-Qualified Stock Options from the 2012 Plan	58,334	-	1.53	April 20, 2030
2020 Incentive Stock Options from the 2012 Plan	32,106	-	5.01	September 6, 2030
2020 Non-Qualified Stock Options from the 2020 Plan	32,106	64,213	5.01	October 28, 2030
2021 Non-Qualified Stock Options from the 2020 Plan	95,108	285,327	1.61	January 21, 2031
2022 Non-Qualified Stock Options from the 2020 Plan	-	100,000	.1.43	April 20, 2032
Omar Haynes (1)					75,000	$0.36
2020 Non-Qualified Stock Options from the 2012 Plan	33,334	-	1.53	April 20, 2030
2021 Non-Qualified Stock Options from the 2020 Plan	27,174	81,522	1.61	January 21, 2031
2022 Non-Qualified Stock Options from the 2020 Plan	-	100,000	1.43	April 20, 2032
Ezra Ernst (1)					-	-
Inducement Plan	-	1,000,000	1.64	January 14, 2032
Douglas Satzman					-	-
2019 Non-Qualified Stock Option from the 2012 Plan	25,000	-	12.60	February 11, 2029
2020 Non-Qualified Stock Options from the 2012 Plan	83,334	-	1.53	April 20, 2030
2021 Non-Qualified Stock Options from the 2020 Plan	516,304	-	1.74	January 21, 2031

(1)    Options vest in equal annual increments over one to four years following the date of grant.

Pension Benefits

We do not have any qualified or nonqualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments upon Termination or Change-In-Control

The following summarizes the payments and potential payments to each of our named executive officers as of December 31, 2022 upon termination or change-in-control. The discussion assumes that such event occurred on December 30, 2022, the last business day of our fiscal year, at which time the closing price of our common stock as listed on Nasdaq was $0.36 per share. For a further discussion of these provisions see the “Narrative Disclosure to Summary Compensation Table” above.

Scott R. Milford

In the event the Employment Agreement is terminated for good reason by Mr. Milford, or by the Company without cause and Mr. Milford provides the Company with a release of claims, Mr. Milford shall be entitled to receive a cash severance payment in the amount of one hundred percent (100%) of his then current base salary and one year of COBRA continuation coverage. In addition, the Employment Agreement contains non-solicitation and non-competition provisions that apply during the term of Mr. Milford’s employment and for six months thereafter.

Ezra T. Ernst

In the event Mr. Ernst’s employment agreement is terminated for good reason by Mr. Ernst, or by the Company without cause and Mr. Ernst provides the Company with a release of claims, Mr. Ernst shall be entitled to receive a cash severance payment in the amount of one hundred percent (100%) of his then current base salary and one year of COBRA continuation coverage.

Douglas Satzman

Mr. Satzman resigned from the Company on January 19, 2022. Under the terms of the Separation Agreement and Release that he entered into with the Company, Mr. Satzman received (i) an amount equal to his current annual base salary ($475,000) as severance, paid over the 12-month period following January 21, 2022 in accordance with the Company’s regular payroll schedule and (ii) subsidization of COBRA continuation payments under the Company’ group medical insurance plans until January 31, 2023. Mr. Satzman’s employment provided that if he had earned any bonus or non-equity based incentive compensation which remained unpaid upon termination of employment for any reason, whether by Mr. Satzman or us other than for cause, then he became entitled to receive a pro-rata portion of such incentive compensation at the time it was paid. Mr. Satzman received incentive compensation of $158,341 attributable to calendar year 2021 as provided in his employment agreement, as well as $10,000 representing expense reimbursement. The Separation and Release Agreement also provided for the vesting of all stock options, RSUs and other stock-based awards outstanding held by Mr. Satzman immediately after the effective date of that agreement, in exchange for a general release in favor of the Company.

Suzanne A. Scrabis

Ms. Scrabis was appointed the Company’s Chief Financial Officer, effective July 10, 2023. If Ms. Scrabis’ employment is terminated for good reason by Ms. Scrabis or by the Company without cause, she will be entitled to receive a payment equal to 50% of her then-current base salary, payable in installments over a period of six months, conditioned on her execution of a release of claims.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(h)
	Summary Compensation	Summary Compensation	Compensation	Compensation	Average Summary Compensation Table Total for Non-PEO	Average Compensation Actually Paid to Non-PEO	Value of Initial Fixed $100 Investment Based On:
Year	Table Total for 1st PEO ($)	Table Total for 2nd PEO ($)	Actually Paid to 1st PEO ($) (1)	Actually Paid to 2nd PEO ($) (1)	Named Executive Officers ($)	Named Executive Officers ($) (1)	Total Shareholder Return ($)	Net Income (Loss) ($) (thousands)
2022	$1,246,956	$643,455	$59,375	$341,629	$567,861	$669,260	$30.25	$(32,629)
2021	N/A	$1,841,049	N/A	$878,737	$714,812	$14,447	$169.75	$2,893

(1)	Amounts represent compensation actually paid to our principal executive officer (“PEO”) and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each year:

Year	1st PEO	2nd PEO	Non-PEO NEOs
2022	Scott Milford	Doug Satzman	Omar Haynes & Ezra Ernst
2021	N/A	Doug Satzman	Scott Milford & James Berry

Compensation to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021			2022
	1st PEO	2nd PEO	Average Non- PEO NEOs	1st PEO	2nd PEO	Average Non- PEO NEOs
Adjustments to Calculate Actually Paid Amounts:
Deductions for Stock Awards (from Summary Compensation Table)	$-	$(326,000)	$-	$(615,500)	$-	$(32,500)
Deduction for Option Awards (from Summary Compensation Table)	$-	$(1,042,934)	$(384,240)	$(36,290)	$-	$(199,595)
Fair Value of Awards Granted during Current Year - Unvested	$-	$250,685	$44,636	$36,000	$-	$423,000
Fair Value of Awards Granted during Current Year - Vested	$-	$174,500	$-	$-	$-	$9,000
Change in Fair Value from Prior Years to Current Year of Awards Granted in Prior Years - Unvested	$-	$(20,750)	$(151,994)	$(473,643)	$-	$(90,218)
Change in Fair Value from Prior Year to Vesting Date in Current Year of Awards granted in Prior Years	$-	$2,188	$(33,420)	$(98,148)	$(301,826)	$(8,288)
Deduction for Fair Value of Awards granted in Prior Years and Forfeited in Current Year	$-	$-	$(175,347)	$-	$-	$-
Total Adjustments	$-	$(962,312)	$(700,365)	$(1,187,581)	$(301,826)	$101,399

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining Non-PEO NEOs, with (i) our cumulative total shareholder return (“TSR”), and (ii) our net income, in each case, for the fiscal years ended December 31, 2021 and 2022. The TSR amounts reported in the graph assume an initial fixed investment of $100.

Director Compensation

The following table sets forth the compensation of persons who served as non-employee members of our Board of Directors during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(6)	Total ($)
Bruce T. Bernstein(2)(6)	190,000	80,000	34,022	120,000	424,022
Donald E. Stout(3)	56,000	40,000	17,011	—	127,011
Robert Weinstein(4)	76,000	40,000	17,011	—	177,011
Michael Lebowitz(5)	56,000	40,000	17,011	—	147,011

(1)	Amounts represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 15 to the consolidated financial statements disclosed in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022 for the assumptions made in the valuation of the equity awards.

(2)	As of December 31, 2022, Mr. Bernstein held 250,282 unexercised options.

(3)	As of December 31, 2022, Mr. Stout held 153,619 unexercised options.

(4)	As of December 31, 2022, Mr. Weinstein held 151,619 unexercised options.

(5)	As of December 31, 2022, Mr. Lebowitz held 139,952 unexercised options.

(6)	Consists of $120,000 in cash paid in respect of XpresTest board services (as described below).

At various times during 2022, the Board and the Compensation Committee of the Board of Directors engaged StreeterWyatt Analytics, an independent third-party compensation analyst, to evaluate and make recommendations regarding the compensation paid to our directors.

In January 2022, the Board requested and received analysis and evaluation from StreeterWyatt Analytics regarding the Company’s compensation structure. Based on its review, the Compensation Committee recommended, and the full Board approved, a new director compensation program effective for fiscal year 2022:

●	For the Chairman of the Board: $350,000 per year, consisting of:

o	$150,000 in cash; and

o	equity awards having a combined value of $200,000, consisting of (i) a grant of a Non-Qualified Stock Option to purchase such number of shares of Common Stock having a grant date fair value of $120,000 and (ii) a grant of RSUs of such number of shares having a grant date value of $80,000.

●	For the other non-employee Directors: $170,000 per year, consisting of

o	$70,000 in cash; and

o	equity awards having a combined value of $100,000, consisting of (i) a grant of a Non-Qualified Stock Option to purchase such number of shares of Common Stock having a grant date fair value of $60,000 and (ii) a grant of RSUs of such number of shares having a grant date value of $40,000.

●	The following additional cash payments:

o	$30,000 in cash to the Chairman of the Audit Committee.

o	$20,000 in cash to the Chairman of the Compensation Committee.

o	$20,000 in cash to each member of the Strategic Affairs Committee.

We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and committee meetings (including costs of travel, food and lodging).

In addition, Mr. Bernstein received $120,000 in cash compensation in fiscal 2022 specifically related to the duties, responsibilities and services of Mr. Bernstein beyond the scope of normal Board member services in connection with his role as a non-employee director of XpresTest, which amount was approved in March 2021 following the Board’s review of an analysis and evaluation from StreeterWyatt Analytics of appropriate director compensation specifically related to such duties. The Board concluded at the time, and continued to conclude, that under the circumstances and in light of the services performed, such compensation represents “ordinary-course compensation” for Mr. Bernstein’s XpresTest board services as a member of the board of directors of XpresTest, and that such compensation therefore would not preclude a determination that Mr. Bernstein would be independent for, among other things, membership of the Audit Committee of the Company under Rule 10A-3 under the Securities Exchange Act of 1934, and Nasdaq listing rules, as such compensation represents fees for such XpresTest board services.

Equity Compensation Plan Information

The following table provides certain aggregate information, as of December 31, 2022 with respect to all of our equity compensation plans then in effect:

Plan Category	No. of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Total equity compensation plans approved by security holders(1)	5,111,279	$2.42	7,396,691

(1)	These plans consist solely of the 2020 Plan, as approved by our Board of Directors in September 2020 and by our stockholders in October 2020. On October 4, 2022, shareholders approved the amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan by 7,500,000 shares of Common Stock to an aggregate of 12,500,000 shares. Under the 2020 Equity Incentive Plan (the “2020 Plan”), a maximum of 7,396,691 shares of Common Stock remained available for issuance as of December 31, 2022.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board of Directors, which is available on our website at www.xwell.com/corporate-governance. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2022, the Audit Committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and Marcum LLP, our independent registered public accounting firm;

●	Discussed with Marcum LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”); and

●	Received written disclosures and the letter from Marcum LLP regarding its independence as required by applicable requirements of the PCAOB regarding Marcum LLP communications with the Audit Committee and the Audit Committee further discussed with Marcum LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Marcum LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022 for filing with the SEC.

Members of the XWELL, Inc. Audit Committee

Robert Weinstein (Chairman)
Bruce T. Bernstein
Donald E. Stout

DELINQUENT SECTION 16(a) REPORTS

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that each of Bruce T. Bernstein, Michael Lebowitz, Donald E. Stout and Robert Weinstein, directors, filed one Form 4 reporting receipt of equity grants one business day late.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Approval Policy

All related party transactions must be approved by our Audit Committee or a majority of our independent directors who do not have an interest in the transaction and who will have access, at our expense, to our independent legal counsel.

Transactions with Related Persons

None.

Director Independence and Committee Qualifications

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, we believe that Messrs. Bernstein, Weinstein, Stout, and Lebowitz qualify as independent directors in accordance with the standards set by Nasdaq, as well as Rule 10A-3 promulgated under the Exchange Act. Accordingly, our Board of Directors is comprised of a majority of independent directors as required by Nasdaq rules. Our Board of Directors has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to each such committee member prescribed by Nasdaq and the SEC. Our Board of Directors has further determined that Messrs. Bernstein and Weinstein are “audit committee financial experts” as defined in the rules of the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS

(Notice Item 1)

The Board of Directors nominated Scott R. Milford, Bruce T. Bernstein, Robert Weinstein, Donald E. Stout, and Michael Lebowitz for election as directors by the holders of common stock at the annual meeting. If they are elected, they will serve on our Board of Directors until the 2024 annual meeting of stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by proxies solicited by the Board will be voted FOR the election as directors of each of Scott R. Milford, Bruce T. Bernstein, Robert Weinstein, Donald E. Stout, and Michael Lebowitz. In the event that any nominee becomes unable or unwilling to serve, the shares represented by proxies solicited by the Board will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Vote Required and Board of Directors’ Recommendation

The five nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF SCOTT R. MILFORD, BRUCE T. BERNSTEIN, ROBERT WEINSTEIN, DONALD E. STOUT AND MICHAEL LEBOWITZ AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

On May 4, 2020, we approved the engagement of Friedman LLP (“Friedman”) as our independent registered public accounting firm for the fiscal year ended December 31, 2020. We continued to engage Friedman as our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021. This selection was ratified by our stockholders at the 2020, 2021 and 2022 annual meetings held on October 8, 2020, September 30, 2021 and October 4, 2022, respectively. In deciding to select Friedman, the Audit Committee carefully considered the qualifications of Friedman, including their reputation for integrity, quality, and competence in the fields of accounting and auditing. Effective September 1, 2022, Friedman combined with Marcum LLP (“Marcum”), and Marcum became our Auditors as of October 4, 2022, following the approval of their engagement by our Audit Committee. Further, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Marcum and Friedman. The Audit Committee concluded that independence of Marcum and Friedman was not impaired for the fiscal years ended December 31, 2022, and 2021. For the fiscal years ended December 31, 2022, and 2021, we incurred the following fees for the services of Marcum and Friedman:

	2022	2021
Friedman/Marcum:
Audit fees(1)	$410,025	$268,957
Audit-related fees(2)	80,242	107,492
Total	490,267	$376,449

(1)	Audit fees includes fees associated with the annual audits of our financial statements, quarterly reviews of our financial statements, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees for includes fees for benefit plan audits and lease compliance audits.

Pre-Approval of Audit and Non-Audit Services

Consistent with SEC policies and guidelines regarding audit independence, our Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. Our Audit Committee pre-approves these services by category and service. Our Audit Committee pre-approved all of the services provided by our independent registered public accounting firms in 2022 and 2021.

Vote Required and Board of Directors’ Recommendation

The Audit Committee has appointed Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter either in person or by proxy at the annual meeting is required to ratify the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Marcum as our independent registered public accounting firm for 2023, our Audit Committee of our Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: REVERSE STOCK SPLIT

(Notice Item 3)

The Board of Directors has approved and recommended that our stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (in this section, the “Charter”) to effect a reverse stock split of the Company’s shares of Common Stock (the “Reverse Stock Split”) at a ratio within a range of 1:8 to 1:20 (the “Ratio Range”), with the exact reverse split ratio to be decided and publicly announced by the Board of Directors prior to the effective time of the Reverse Stock Split.

On July 10, 2023, the Board of Directors unanimously adopted a resolution approving the Reverse Stock Split and directing that it be submitted to our stockholders for approval. If this proposal is approved, the Board of Directors, or a committee of the Board of Directors, in its sole discretion, will have the authority to decide, within 12 months from the Annual Meeting, whether to implement the Reverse Stock Split and the exact ratio of the split within the Ratio Range, if it is to be implemented. If the Board of Directors or a committee of the Board of Directors decides to implement the Reverse Stock Split, then it will become effective at the time specified in the amendment to our Charter filed with the Secretary of State of the State of Delaware (the “Effective Date”). If the Reverse Stock Split is implemented, then the number of issued and outstanding shares of Common Stock or shares of Common Stock held by the Company as treasury stock would be reduced in accordance with the exchange ratio selected by the Board of Directors, or a committee of the Board of Directors, within the Ratio Range. The total number of authorized shares of Common Stock, however, would remain unchanged following the Reverse Stock Split. The form of certificate of amendment to the Charter to effect the Reverse Stock Split is attached as Appendix A to this proxy statement.

The Board of Directors, in its sole discretion, may elect not to implement the Reverse Stock Split. However, the Board of Directors believes that having the time-limited authority to take such an action is an important proactive step to maintain and build stockholder value.

Purpose and Background of the Reverse Stock Split

The Board of Directors’ primary objectives in proposing the Reverse Stock Split are to raise the per share trading price of the Common Stock and to increase the number of shares of authorized but unissued Common Stock. The Board of Directors believes that the Reverse Stock Split would, among other things, (a) be an effective tool to enable the Company to maintain the listing of its Common Stock on the Nasdaq, (b) better enable the Company to raise funds to finance its planned operations, and (c) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower- priced securities.

Nasdaq Requirements for Continued Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “XWEL.” One of the requirements for continued listing on The Nasdaq Capital Market is maintenance of a minimum closing bid price of $1.00. On July 13, 2023, the closing market price per share of our Common Stock was $0.27, as reported by the Nasdaq Capital Market.

On October 28, 2022, we received a written notification from the Listing Qualifications Department of Nasdaq notifying us that the closing bid price for our common stock had been below $1.00 for 30 consecutive business days and that we therefore were not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). We were provided 180 calendar days, or until April 26, 2023, to regain compliance with the Bid Price Requirement.

On April 27, 2023, we received an extension of 180 calendar days from Nasdaq to regain compliance with the Bid Price Requirement, following the expiration of the initial 180 calendar days period to regain compliance. According to the notification from Nasdaq, the determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock-split, if necessary.

As a result of the extension, we now have until October 23, 2023, to regain compliance with the Bid Price Requirement. If at any time before October 23, 2023, the bid price of our common shares closes at or above $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide us with written notification that we have achieved compliance with the Bid Price Requirement. If we choose to implement a reverse stock split to regain compliance, it must be completed no later than ten business days prior to the expiration of the additional 180 calendar day period in order to timely regain compliance.

If we do not regain compliance with the Bid Price Requirement by October 23, 2023, Nasdaq will provide written notification to us that its shares will be subject to delisting. At such time, we may appeal the delisting determination to a Nasdaq Hearings Panel. We would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal a subsequent delisting determination, such appeal would be successful.

Our plan to regain compliance with the Nasdaq Listing rules includes effecting the reverse stock split for which we are seeking stockholder approval in this Proposal 3. We cannot assure you that our share price will comply with the requirements for continued listing of our common shares on The Nasdaq Capital Market in the future or that we will comply with the other continued listing requirements. If our Common Stock loses its listing on The Nasdaq Capital Market, our Common Stock would likely trade in the over-the- counter market.

If our shares were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our Common Stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock.

Such delisting from The Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions. See “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting— Nasdaq may delist the Company’s Common Stock, which could seriously harm the liquidity of the Common Stock and the Company’s ability to raise capital” below.

In light of the factors mentioned above, our Board of Directors approved the reverse stock split as a potential means of increasing the share price of our Common Stock to above $1.00 per share and of maintaining the share price of our common stock above $1.00 per share in compliance with Nasdaq requirements.

Facilitation of future capital raising

As of the date of this proxy statement, the Company has relatively few authorized shares of Common Stock that are not issued and outstanding or reserved for future issuance, and as a result its ability to raise additional equity capital is significantly constrained. The Board of Directors believes it is critically important for the Company to maintain its flexibility in accessing the equity capital markets.

The Reverse Stock Split would reduce the number of shares of Common Stock outstanding without reducing the total number of authorized shares of Common Stock. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, in equity financing transactions.

As the Reverse Stock Split does not impact the number of shares of the Company’s Common Stock authorized for issuance, the Company will have additional authorized but unissued shares available for issuance if the Reverse Stock Split is implemented. The additional authorized shares of Common Stock would be available for issuance from time to time for corporate purposes, including raising additional capital through equity financing. The Company believes that the availability of these shares of Common Stock following the Reverse Stock Split will provide the Company with the flexibility to raise capital to execute its business plans, and to otherwise take advantage of favorable opportunities as they arise.

Institutional Investor Interest

Furthermore, the Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus potentially improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Common Stock.

The Board of Directors reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

Because the Company will not reduce the number of authorized shares of Common Stock, the overall effect of the Reverse Stock Split will be an increase in authorized but unissued shares of Common Stock as a result of the Reverse Stock Split. These authorized shares of Common Stock may be issued at the Board of Directors’ discretion, subject to applicable limitations. Any future issuances of shares of Common Stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

The Board of Directors believes that the Reverse Stock Split will increase the price level of the Common Stock in order to, among other things, generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities and to ensure continued compliance with the Nasdaq’s minimum per share listing requirements. The Board of Directors cannot predict, however, the effect of the Reverse Stock Split upon the market price for the Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split, which would reduce the market capitalization of the Company. The market price per post- reverse split share may not remain in excess of the $1.00 minimum per share price as required by the Nasdaq, or the Company may not otherwise meet the additional requirements for continued listing on the Nasdaq. The market price of the Common Stock may also be based on our performance and other factors, the effect of which the Board of Directors cannot predict.

The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any stockholder owning a fractional share. In lieu of issuing fractional shares, the Company will directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash based on the closing sale price of the Common Stock, as quoted on the Nasdaq on the Effective Date, multiplied by the fractional share amount.

If the Reverse Stock Split had been effected on July 11, 2023, its principal effect would have been that the number of shares of Common Stock issued and outstanding would have been reduced from 83,418,535 shares to a range of approximately 4,170,927 to to 10,427,317 shares, depending on the exact split ratio chosen by the Board of Directors or a committee of the Board of Directors within the Ratio Range. In addition, all outstanding options, restricted stock and restricted stock units (collectively, the “Outstanding Equity Rights”) entitling the holders thereof to acquire, through purchase, exchange or otherwise, shares of Common Stock will enable such holders to acquire upon exercise of their respective Outstanding Equity Rights that the number of shares of Common Stock, as adjusted based on the final ratio selected by the Board, which such holders would have been able to purchase upon exercise or conversion, as and to the extent applicable, of their respective Outstanding Equity Rights immediately preceding the Reverse Stock Split, at an exercise price or conversion rate, as and to the extent applicable, equal to the exercise price or conversion rate, as applicable, specified before the reverse split, as adjusted by the Ratio Range, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof immediately preceding the Reverse Stock Split. Furthermore, the number of shares reserved for issuance pursuant to the 2020 Equity Incentive Plan will be reduced based on the final reverse stock split ratio selected by the Board.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares. See “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting—A reverse stock split may negatively impact the market for our Common Stock” below.

The Reverse Stock Split will not affect the par value of the Common Stock. As a result, on the Effective Date, the value of the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced based on the applicable ratio within the Ratio Range, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

The Reverse Stock Split will not change the terms of the Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder’s percentage ownership of the Company based on holdings of Common Stock will not be altered except for the effect of eliminating fractional shares. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

Because the proposed Charter amendment provides that the number of authorized shares of Common Stock will be unaffected by the Reverse Stock Split, the amendment that is filed with the Secretary of State of the State of Delaware, if any such amendment is filed, will result in a relative increase in the number of authorized but unissued shares of our Common Stock in relation to the number of outstanding shares of our Common Stock after the Reverse Stock Split and, could, under certain circumstances, have an anti- takeover effect, although this is not the purpose or intent of the Board of Directors. The primary purposes of the proposed Reverse Stock Split are to increase the authorized but unissued shares to better enable the Company to raise funds to finance its planned operations, and to provide the Board of Directors with a mechanism to raise the per share trading price of our Common Stock in order to improve liquidity and help ensure that the price per share of our Common Stock remains above the minimum amount required to maintain our listing on the Nasdaq. However, a relative increase in the number of our authorized shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of Common Stock entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over market price that such an attempt could cause. Moreover, the issuance of Common Stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally. The Company has no present intent to use the relative increase in the number of authorized shares of Common Stock for anti-takeover purposes, and the proposed amendment to the Charter is not part of a plan by the Board of Directors to adopt any anti-takeover provisions. However, if the proposed amendment is approved by the stockholders, then a greater number of shares of our Common Stock would be available for such purpose than currently is available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no present intent to authorize the issuance of additional shares of Common Stock to discourage such efforts if they were to arise.

Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting

A reverse stock split may negatively impact the market for our Common Stock.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the total market capitalization of our Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our Common Stock outstanding before the reverse stock split. A decline in the market price of our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 800 to 2,000 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of Common Stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 8 to 20 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own less than one share of Common Stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “—Procedure for Effecting Reverse Split and Exchange of Stock Certificates—Fractional Shares”.

The market price of our Common Stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2022, and other reports that we file with the SEC. There can also be no assurance that the minimum bid price per share of our Common Stock will remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.

Nasdaq may delist the Company’s Common Stock, which could seriously harm the liquidity of the Common Stock and the Company’s ability to raise capital.

If the Company is unable to regain compliance with the Minimum Bid Price Requirement or other listing requirements, the Company could lose eligibility for continued listing on the Nasdaq Capital Market or any comparable trading market.

If we cease to be eligible to trade on Nasdaq:

●	We may have to pursue trading on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets”;

●	Shares of our Common Stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically;

●	Our Common Stock may be deemed a “penny stock,” and transactions in our Common Stock would be more difficult and cumbersome;

●	We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our Common Stock; and

●	The market price of the Common Stock may further decline.

A reverse stock split would increase the Company’s authorized but unissued shares of Common Stock, which could negatively impact a potential investor if they purchased shares of Common Stock.

Because the number of authorized shares of the Company’s Common Stock will not be reduced proportionately, the reverse stock split will increase the Board of Director’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of Common Stock or securities convertible into Common Stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of the Common Stock. The Company could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants, the Company has no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the reverse stock split at this time.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by the Company’s stockholders, and the Board of Directors or a committee of the Board of Directors determines it is in the best interests of the Company to effect the split, then the Reverse Stock Split would become effective at such time as set forth in the certificate of amendment to the Charter, the form of which is attached as Appendix A to this proxy statement, filed with the Secretary of State of the State of Delaware.

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates.

Certain registered holders of our Common Stock may hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a periodic statement reflecting the number of shares of Common Stock registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split Common Stock, because the exchange will be automatic. The effect of the Reverse Stock Split on the number of shares of Common Stock held by stockholders electronically in book-entry form will be reflected in subsequent periodic statements.

Fractional Shares

The Company will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of common stock as a result of the Reverse Stock Split will be entitled to receive a cash payment equal to (1) the resulting fractional interest in one share of Common Stock multiplied by (2) an amount based on the closing trading price of our common stock on the Nasdaq Capital Market on the trading day immediately preceding the effective time of the amendment.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the Reverse Stock Split, then the Board of Directors or a committee of the Board of Directors will be authorized to proceed with the Reverse Stock Split within the time period indicated. In determining whether to proceed with the Reverse Stock Split and setting the exact amount of split within the Ratio Range, if any, the Board of Directors or a committee of the Board of Directors will consider a number of factors, including the Company’s additional funding requirements and the amount of the Company’s authorized but unissued Common Stock, market conditions, existing and expected trading prices of the Company’s Common Stock and the Nasdaq listing requirements.

No Dissenter’s Rights

Under the DGCL, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Charter to effect the Reverse Stock Split, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This discussion assumes that a U.S. Holder owns their shares of our Common Stock as “capital assets” within the meaning of section 1221 the Internal Revenue Code of 1986, as amended (the “Code”) (generally, assets held for investment).

This discussion is included for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to shareholders that may be subject to special tax rules, including, without limitation: (i) shareholders subject to the alternative minimum tax: (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for US. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holding; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our Common Stock in connection with employment on other performance services; (xi) U.S. expatriates; (xii) persons who are not U.S. Holders; (xiii) controlled foreign corporations or passive foreign investment companies; or (xix) persons who own or are deemed to own 10% or more of our Common Stock. In addition, this summary does not address other U.S. federal tax laws (such as gift or estate tax laws), or tax consequences arising under the laws of any foreign, state or local jurisdiction.

This summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, administrative ruling and judicial decision as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge.

The following discussion is for information purposes only and is not intended as tax or legal advice. EACH SHAREHOLDER OF COMMON STOCK SHOULD CONSULT SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH SHAREHOLDER.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your own tax advisors as to the consequences to you of the Reverse Stock Split.

Tax Consequences of Reverse Stock Split Generally

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. Assuming the Reverse Stock Split qualifies as a reorganization, no gain or loss should be recognized by a U.S. Holder as a result of the Reverse Stock Split, other than as a result of cash payments for fractional shares, as discussed further below. In general, the aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered therefor (excluding any portion of such basis that is allocated to any fractional share of our Common Stock for which cash is received). A U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered pursuant to the Reverse Stock Split.

Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders that acquired shares of our Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares as a result of the Reverse Stock Split.

Tax Consequences of Cash Received in Lieu of Fractional Shares

U.S. Holders of our Common Stock that receive cash in lieu of fractional shares will recognize either dividend income, or capital gain or loss, depending on their particular facts and circumstances. To the extent the cash received in lieu of fractional shares is treated as giving rise to dividend income, U.S. Holders who are individuals may be taxed at a reduced rate. To the extent the cash received in lieu of fractional shares is treated as a payment in exchange for such fractional shares, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash received by such U.S. Holder and the adjusted tax basis deemed to be allocated to the fractional shares pursuant to the rules discussed above. Any capital gain or loss realized will be treated as long-term capital gain or loss if the U.S. Holder’s holding period for our Common Stock surrendered is greater than one year. Long-term capital gains of U.S. Holders who are individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Shareholders of our Common Stock should consult their own advisors as to the proper treatment of any cash received in lieu of fractional shares.

U.S. Tax Information Reporting

U.S. Holders may be subject to information reporting with respect to the receipt of cash in lieu of fractional shares unless such shareholders can establish an exemption therefrom. In addition, U.S. Holders may be subject to a backup withholding tax on the cash paid in lieu of fractional shares if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. In general, backup withholding will not apply to cash paid in lieu of fractional shares to a U.S. Holder if the U.S. Holder provides a properly completed and duly executed IRS Form W-9.

Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a shareholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER IS ADVISED TO CONSULT THE SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE SHAREHOLDER OF A REVERSE STOCK SPLIT.

Recommendation and Vote Required

The Board of Directors recommends that stockholders vote “FOR” the approval of the amendment to the Company’s Charter to effect a reverse stock split of the Company’s Common Stock. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise.

Under current law, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding as of the Record Date. On May 16, 2023 and June 30, 2023, respectively, the Senate and House of Representatives of the State of Delaware passed SB 114 proposing the Proposed 2023 DGCL Amendments to the DGCL, including an amendment to Section 242 of the DGCL that would reduce the stockholder vote threshold required for certain amendments to a corporation’s certificate of incorporation in connection with a proposed reverse stock split. If the Proposed 2023 DGCL Amendments are enacted into law, effective as of August 1, 2023, the stockholder vote threshold required to approve this Proposal 3 will be reduced such that, presuming a quorum is present, such matter will be approved if the votes cast for approval the reverse stock split exceed the votes cast against reverse stock split, in each case by holders present and entitled to vote on the matter either virtually or by proxy at the annual meeting. Under current law, abstentions will be treated as votes AGAINST this proposal, but under the Proposed 2023 DGCL Amendments, abstentions will have no effect on the results of the vote. We believe that the Reverse Stock Split Proposal would be considered a “routine” matter under NYSE rules and, as a result, if you hold shares of our common stock in street name, in the absence of timely directions, your broker will have discretion to vote your shares on this proposal. Under the current law, if a broker does not exercise this authority, such broker non-votes will have the same effect as a vote AGAINST such proposal. However, under the Proposed 2023 DGCL Amendments, if a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

PROPOSAL 4: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 4)

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and the related material disclosed in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually and the next such advisory vote will occur at the 2024 annual meeting of stockholders.

Our compensation philosophy is designed to provide the compensation and incentives needed to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives and who are crucial to our long-term success. Our compensation program is also designed to reinforce a sense of ownership and to link compensation to our performance as well as the performance of each of our named executive officers.

We rely on qualified, highly skilled and talented employees who have experience in the retail and health and wellness industries to execute our business plan and strategy. Thus, our compensation program is structured in a manner similar to companies in these industries in order to attract and retain talented employees who may have other opportunities in these industry areas.

Our compensation program consists of these general elements:

●	a fixed portion of compensation, in the form of a base salary, to retain and provide a base level of compensation to our named executive officers; and

●	a long-term performance element in the form of equity, to incentivize our named executive officers to achieve superior corporate performance.

In determining the total amount and mixture of the compensation for each of our named executive officers, the Compensation Committee subjectively considers the overall value to the Company of each named executive officer in light of numerous factors, including, but not limited to, the following:

●	our competitive position;

●	our financial performance and the contribution of each individual to our financial performance;

●	individual performance, including past and expected contribution to our corporate goals and execution of our business plan and strategy; and

●	our long-term needs and operational goals, including attracting and retaining key management personnel.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2023 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers of XWELL, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and the related material disclosed in the proxy statement for the meeting, is hereby APPROVED.”

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter either in person or by proxy at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will be treated as votes AGAINST this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE.

PROPOSAL 5: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 2 THROUGH 4

(Notice Item 5)

We are asking our stockholders to vote on a proposal to approve the adjournment of the annual meeting to solicit additional proxies if there are not sufficient votes in favor of Proposals 2 through 4.

Vote Required and Board of Directors’ Recommendation

Approval of the adjournment of the annual meeting to solicit additional proxies if there are not sufficient votes in favor of the Proposals 2 through 4 requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter either in person or by proxy at the annual meeting. A “broker non-vote” or a failure to submit a proxy or vote at the annual meeting will have no effect on the outcome of the vote for this Proposal 5. For purposes of the vote on this Proposal 6, an abstention will have the same effect as a vote “AGAINST” such proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 2 THROUGH 4, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE.

CODE OF CONDUCT AND ETHICS

We have adopted a code of ethics that applies to all of our employees. The text of the code of conduct and ethics is posted on the “Investors — Corporate Governance” section of our website at www.xwell.com/corporate-governance, and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 254 West 31 Street 11th Floor, New York, New York 10001. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by Nasdaq rules.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons acting as proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2024 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than March 26, 2024, which is 120 days prior to the date that is one year from this year’s release date. All stockholder proposals should be sent to the attention of XWELL, Inc., 254 West 31st Street, 11th Floor, New York, New York 10001, attention Cara Soffer, General Counsel.

New York, New York

July 14, 2023

43

APPENDIX A

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

XWELL, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, XWELL, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.    The name of the Corporation is XWELL, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 9, 2006, under the name of Vringo, Inc. The name of the Corporation was changed to FORM Holdings Corp. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on May 6, 2016. The name of the Corporation was changed to XpresSpa Group, Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on January 5, 2018. The name of the Corporation was changed to XWELL, Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on October 24, 2022

2.    The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Sections (3) and (4) of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation are hereby amended and restated in their entirety to read as follows:

“(3) Upon effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as, and shall be combined and changed into, a smaller number of shares such that each eight (8) to twenty (20) shares of issued Common Stock immediately prior to the Effective Time shall be reclassified into and become one share of Common Stock, the exact reverse split ratio within such 8-to-20 range to be determined by the Board of Directors of the Corporation and publicly announced by the Corporation prior to the Effective Time.

Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. Instead, any stockholder who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of Common Stock multiplied by the closing trading price of Common Stock on the Nasdaq Capital Market on the trading day immediately preceding the Effective Time. Notwithstanding the foregoing, the Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the reverse stock split or cash in lieu of fractional shares, if any, unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(4) Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a cash payment in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a cash payment in lieu of a fractional share of Common Stock).”

A-1

This Certificate of Amendment shall be effective on                           , 20      at                  Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this                             day of                           , 20 .

XWELL, INC.

By:
Name: Scott R. Milford
Title: Chief Executive Officer

A-2

XWELL

FORM OF PROXY CARD

PROXY XWELL, INC. Annual Meeting of Stockholders August 22, 2023 at 11:00 AM EDT This Proxy is solicited on behalf of the Board of Directors of XWELL, Inc. The undersigned hereby appoints Bruce T. Bernstein, Scott R. Milford and Cara Soffer (the “Named Proxies”), and each or DQ\ of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of XWELL, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on August 22, 2023 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The Annual Meeting of Stockholders will be held virtually. In order to attend the Annual Meeting, you must register at viewproxy.com/XWELL/2023 by 11:59 PM Eastern time on August 21, 2023. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by clicking on the link provided and entering the password you received via email in your registration confirmation. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled “Important Information About the Annual Meeting and Voting – Attending the Annual Meeting” and “Important Information About the Annual Meeting and Voting – How Do I Vote?” THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 THROUGH 5. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. (Continued and to be marked, dated and signed on other side) •PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.• Important Notice of Internet Availability of Proxy Materials for the Virtual Annual Meeting: The Notice of Meeting and Proxy Statement and Annual Report are available at: http://viewproxy.com/XWELL/2023

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) VIRTUAL CONTROL NUMBER INTERNET Vote Your Proxy on the Internet: Go to www.FCRvote.com/XWEL Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 402-3906 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Please mark your votes like this The Board of Directors recommends a vote “FOR” each of the director nominees listed in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5. Proposal 1. Election of Directors. NOMINEES: FOR WITHHOLD 01. Scott R. Milford □ □ 02. Bruce T. Bernstein □ □ 03. Robert Weinstein □ □ 04. Donald E. Stout □ □ 05. Michael Lebowitz □ □ Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) □ Proposal 2. To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. FOR □ AGAINST □ ABSTAIN □ Proposal 3. To approve a proposed amendment to the XWELL, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio of between 1- for-8 and 1-for-20. FOR □ AGAINST □ ABSTAIN □ Proposal 4. To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in the accompanying proxy statement. FOR □ AGAINST □ ABSTAIN □ Proposal 5. To approve an adjournment of our annual meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposals 2 through 4. FOR □ AGAINST □ ABSTAIN □ NOTE: To conduct any other business properly brought before the meeting or any adjournment thereof. Date Signature Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. •PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.• As a stockholder of XWELL, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. As a registered holder, you may vote your shares at the Annual Meeting by first registering at viewproxy.com/XWELL/2023 using your Virtual Control Number below. Your registration must be received by 11:59 PM Eastern time on August 21, 2023. On the day of the Annual Meeting, if you have properly registered you may log in to the Annual Meeting by clicking on the link provided and the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled “Important Information About the Annual Meeting and Voting – Attending the Annual Meeting” and “Important Information About the Annual Meeting and Voting – How Do I Vote?” PROXY VOTING INSTRUCTIONS Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting. VIRTUAL CONTROL NUMBER